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Exhibit 24.11

HERTZ LOCAL EDITION TRANSPORTING, INC.
POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul J. Siracusa, Harold E. Rolfe and Richard J. Foti, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of The Hertz Corporation and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JOSEPH R. NOTHWANG Joseph R. Nothwang	President and Director	September 12, 2006
/s/ ELYSE DOUGLAS Elyse Douglas	Treasurer	September 12, 2006
/s/ RICHARD J. FOTI Richard J. Foti	Controller	September 12, 2006
/s/ IRWIN M. POLLACK Irwin M. Pollack	Director and Vice President	September 12, 2006
/s/ PAUL J. SIRACUSA Paul J. Siracusa	Director and Vice President	September 12, 2006

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  Exhibit 24.11
HERTZ LOCAL EDITION TRANSPORTING, INC. POWER OF ATTORNEY